EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Moog Inc. Retirement Savings Plan (formerly called the Moog Inc. Savings and Stock Ownership Plan) of our report dated March 24, 2009, with respect to the financial statements and schedule of the Moog Inc. Retirement Savings Plan included in the Plan’s Annual Report (Form 11-K) for the year ended September 30, 2008, filed with the Securities and Exchange Commission.
/s/ Freed, Maxick & Battaglia, CPAs, PC
Buffalo, New York
June 23, 2009